UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOLIGENIX, INC.
(Name of Registrant as Specified in Its Charter)

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SOLIGENIX, INC.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

Annual Meeting of Stockholders
Thursday, September 27, 2018

Amendment No. 1 to
Proxy Statement

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Soligenix Inc.’s definitive proxy statement for its 2018 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on August 10, 2018, in order to:

(a)	reduce the number of shares underlying options granted to Christopher J. Schaber, PhD, our President and Chief Executive Officer, in 2017, as the numbers shown in the Proxy Statement indicate that he held options to purchase more shares than he held as of July 30, 2018;

(b)	as a result of (a) above, (i) increase the number of shares remaining available for grant under the 2015 Plan as of July 30, 2018 from 34,969 to 104,969, (ii) reduce the number of shares beneficially owned by Dr. Schaber and our officers and directors as a group as of July 30, 2018, and (iii) change the weighted average exercise price per share of options held by officers and directors and the percentage of the total number of shares of Common Stock outstanding on July 30, 2018 represented by the aggregate number of shares issuable upon exercise of such stock options;

(c)	correct the statement regarding the maximum benefit that will be paid to any person under the 2015 Plan in any calendar year to indicate that this limit applies to performance awards rather than to all awards other than options;

(d)	indicate that the 2015 Plan provides that the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, shall not exceed 60,000; and

(e)	reduce the value of Common Stock option awards and the total compensation for all Named Executive Officers as set forth in the Summary Compensation Table, as the option award values included in the Proxy Statement overestimate the grant date fair value of stock options, which resulted in an overestimation of the total compensation paid to the Named Executive Officers.

The filing of this Amendment No. 1 is not an admission that the Proxy Statement, when filed, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements not misleading. However, we are amending the Proxy Statement in the interest of completeness and correctness. All other items of the Proxy Statement are unchanged.

CHANGES TO PROXY STATEMENT

1. The first sentence under the section titled “Purpose” included in Proposal 2 of the Proxy Statement is amended to read in its entirety as follows:

As a result of prior grants of stock options under the 2015 Plan, 104,969 shares of Common Stock remained available for grant under the 2015 Plan as of July 30, 2018.

2. The first paragraph under the section titled “Summary of the 2015 Plan – Number of Shares” included in Proposal 2 of the Proxy Statement is amended to read in its entirety as follows:

A maximum of 1,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2015 Plan, assuming the proposed increase in the number of shares of Common Stock available for grant under the 2015 Plan is approved. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs, and the maximum number of shares of Common Stock that may be issued pursuant to the exercise of NSOs, will each be 600,000, as increased from time to time pursuant to annual increases. The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 60,000. The maximum benefit that will be paid to any person under performance awards in any calendar year will be 60,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, the Compensation Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Compensation Committee may also make similar adjustments in response to any other event, as the Compensation Committee deems appropriate, to avoid distortion in the operation of the 2015 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.

3. The second paragraph under “Summary of the 2015 Plan – Stock Options” included in Proposal 2 of the Proxy Statement is amended to read in its entirety as follows:

Our Board of Directors and officers hold stock options to purchase an aggregate of up to 479,469 shares of Common Stock at a weighted average exercise price of $7.61 per share. The total number of shares issuable upon exercise of these outstanding stock options represents approximately 2.7% of the total number of shares of Common Stock outstanding on July 30, 2018.

4. The paragraph under “Summary of the 2015 Plan – Restricted Stock Awards; Unrestricted Stock; Deferred Stock” included in Proposal 2 of the Proxy Statement is amended to read in its entirety as follows:

The 2015 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the Individual Restricted Stock Agreement. The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2015 Plan also provides for awards of unrestricted stock, but restricts the aggregate number of shares of unrestricted stock that may be granted or sold for a purchase price that is less than their fair market value, unless granted in lieu of cash compensation equal to such fair market value, to 60,000 shares. The 2015 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.

5. The second paragraph under “Purpose of Amendment” included in Proposal 3 of the Proxy Statement is amended to read in its entirety as follows:

As of July 30, 2018, we had 17,682,839 shares of Common Stock outstanding. In addition, as of such date, 6,304,143 shares were reserved for issuance upon exercise of outstanding warrants and 693,355 shares were reserved for issuance upon exercise of presently outstanding options under our 2005 Equity Incentive Plan and options granted under our 2015 Plan. Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 319,663 shares remaining available for other purposes. We also have 104,969 shares available for future option grants under the 2015 Plan and zero shares available for future option grants under the 2005 Equity Incentive Plan.

6. The information in the table and related footnote included in the Proxy Statement under the section titled “Security Ownership of Principal Stockholders and Management” is amended with respect to Dr. Schaber and “All directors and executive officers as a group” to read as follows:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned **	Percent of Class
Christopher J. Schaber (3)	160,565	*
All directors and executive officers as a group (10 persons)	2,771,639	15.34%

(3)	Includes 25,095 shares of Common Stock owned by Dr. Schaber, options to purchase 115,219 shares of Common Stock exercisable within 60 days of July 30, 2018 and warrants to purchase up to 20,251 shares of Common Stock exercisable within 60 days of July 30, 2018. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540.

7. The table included in the Proxy Statement under the section titled “Executive Compensation – Summary Compensation” is amended in its entirety to read as follows:

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber (1)	CEO &	2017	$443,668	$106,480	$78,898	$44,529	$673,575
	President	2016	$434,969	$121,792		$41,511	$598,272

Oreola Donini(2)	CSO &	2017	$220,000	$44,933	$80,588	$4,627	$350,148
	Senior VP	2016	$202,400	$35,880		$4,657	$242,937

Karen Krumeich(3)	CFO &	2017	$226,440	$44,835	$80,588	$15,184	$367,047
	Senior VP	2016	$120,250	$23,976	$56,269	$7,849	$208,344

Richard C. Straube(4)	CMO &	2017	$323,060	$56,213	$80,588	$29,560	$489,421
	Senior VP	2016	$316,725	$68,413		$27,919	$413,057

(1)	Dr. Schaber deferred the payment of his 2017 bonus of $106,480 until January 15, 2018. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718 and reflects that, as of July 30, 2018, options to purchase a total of 70,000 shares of Common Stock at a weighted average exercise of $2.48 per share were no longer outstanding. Other compensation represents health insurance costs paid by the Company.

(2)	Dr. Donini deferred the payment of her 2017 bonus of $44,933 until January 15, 2018. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

(3)	Ms. Krumeich deferred the payment of her 2017 bonus of $44,835 until January 15, 2018. Option awards figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

(4)	Dr. Straube deferred the payment of his 2017 bonus of $56,213 until January 15, 2018. Option awards figure includes the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on September 27, 2018:

This Amendment No. 1, the Proxy Statement, a sample of the form of proxy card sent or given to stockholders by Soligenix Inc., and the Annual Report and Amendment No. 1 to the Annual Report are available at http://www.proxyvote.com or on the Investor Relations page of Soligenix Inc.’s website at www.soligenix.com.